Exhibit 99.7

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Joint Proxy Statement/Prospectus are available at www.proxyvote.com

Please detach along perforated line and mail in the envelope provide.

REVOCABLE PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

OLD LINE BANCSHARES, INC.

SPECIAL MEETING OF STOCKHOLDERS ON MARCH 28, 2018

KNOW ALL MEN BY THESE PRESENT, that the undersigned stockholder of Old Line Bancshares, Inc. (the "Company") hereby appoints Gregory S. Proctor, Jr. and Gail D. Manuel and each of them acting singly, with full power of substitution, the attorneys and proxies of the undersigned and authorizes them to represent and vote on behalf of the undersigned as designated all of the shares of Common Stock of the Company that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held on March 28, 2018, and at any adjournment or postponement of such meeting for the purposes identified below and with discretionary authority as to any other matters that may properly come before the Special Meeting. Any and all proxies heretofore given are hereby revoked. The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and the accompanying Joint Proxy Statement/Prospectus.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR” APPROVAL OF THE MERGER AND “FOR” APPROVAL OF THE PROPOSAL TO ADJOURN THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES, IF NECESSARY. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES.

Address
Changes/Comments

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reversed side

OLD LINE BANCSHARES, INC.	VOTE BY INTERNET – The Notice and Joint Proxy
ATTN: MARK A. SEMANIE	Statement/Prospectus are available at
1525 POINTER RIDGE PLACE
BOWIE, MD. 20716	www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF
FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in the future.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS.	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OLD LINE BANCSHARES, INC.

Vote on Proposals
		For	Against	Abstain

1.	Proposal 1-To approve the merger of Bay Bancorp, Inc. with and into Old Line Bancshares, Inc., with Old Line Bancshares, Inc. as the surviving entity, pursuant to the Agreement and Plan of Merger dated as of September 27, 2017, as the agreement may be amended from time to time, by and between Old Line Bancshares, Inc. and Bay Bancorp, Inc.	☐	☐	☐

2.	Proposal 2-To adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of additional proxiesi n the event there are not sufficient votes at the time of the meeting to approve the merger.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE MERGER AND “FOR” THE PROPOSAL TO ADJOURN THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES, IF NECESSARY.

This proxy may be revoked at any time prior to its exercise by written notice to the Company, by executing a proxy bearing a later date or by attending the meeting and voting in person.

For address changes and/or comments, please check this box and write them on the back where indicated.		☐

Please indicate if you plan to attend this meeting by checking the box so that we may make appropriate arrangements for the meeting.		Yes ☐	No ☐

(Please sign as name(s) appears on the attached label. If shares are held jointly, each holder should sign. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. A partnership should sign in the partnership name by a partner. Executors, administrators, guardians and attorneys are requested to indicate the capacity in which they are signing. Attorneys should submit powers of attorney.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [PLEASE SIGN WITHIN BOX]	Date